Exhibit 10.5

LETTER OF ADHERENCE

This Letter of Adherence (the “Letter”) is entered into as of August 27, 2025 (the “Effective Date”) by and between Enigma Securities Limited, a private limited company incorporated in England and Wales (Company No. 11114339), with its registered office at 30 Panton Street, London SW1Y 4AJ (“Enigma”); and Hashdex Nasdaq Crypto Index US ETF a company incorporated in the state of Delaware, registered under the number 4231230, and whose registered office is located at CSC Delaware Trust Company, 251 Little Falls Drive, Wilmington, DE 19808, US (the “Counterparty”).

The Counterparty hereby acknowledges that it has received, read, and agrees to be fully bound by the terms and conditions set forth in the Enigma Securities Limited Terms of Business (the “Terms”), a copy of which is attached to this Letter as Supplement A.

The Counterparty agrees that the Terms shall govern all over-the-counter crypto-asset trading transactions and any related services (the “Services”) provided by Enigma to the Counterparty from the date of this Letter.

This Letter and the attached Terms constitute the entire agreement between the parties with respect to the Services. The Terms shall be governed by and construed in accordance with the law of England and Wales.

/s/ Nehal Chudasama		/s/ Bruno Ramos de Sousa
ENIGMA		COUNTERPARTY

Name:	Nehal Chudasama	Name:	Bruno Ramos de Sousa
Title:	Mr	Title:	Director of the Trust’s Sponsor

SUPPLEMENT A – ENIGMA SECURITIES LIMITED TERMS OF BUSINESS

Terms of Business - Enigma Securities Limited - Enigma

1.	Acceptance of the Terms

1.1 These terms of use (the “Terms”) set out the terms and conditions under which you (“You” or “Your” as appropriate) can trade cryptocurrencies, for example Bitcoin or Ethereum (“Crypto” or “Cryptocurrency”) using Enigma Securities Limited (the “Service”). Enigma Securities Limited (“Us”, “We” or “Enigma” as appropriate) is an FCA registered cryptoasset business (FRN: 930442). It is also an Appointed Representative of Makor Securities London Limited which is authorized and regulated by the Financial Conduct Authority (FRN: 625054). Enigma Securities Limited is a private limited company with registered office 30 Panton Street, London SW1Y 4AJ (Company No: 11114339).

1.2 . You acknowledge and agree that by engaging with Enigma to execute transactions or generally using the Service in any way, You will be deemed to have accepted these Terms. You understand that each order submitted to Enigma (whether by voice broking, email or via any other electronic interface that We may provide and/or accept) may result in Your entry into one or more binding crypto transactions (a “Transaction”). You assume full financial and performance responsibility for all such Transactions created as a result of the process set out in these Terms.

https://enigma-securities.io/tob/enigma-securities-ltd	1/18

Terms of Business - Enigma Securities Limited - Enigma

2.	Amendment to the Terms

Unless We consider any amendment to be a material change to the Terms (in which case we will provide You with not less than 7 (seven) days’ prior written notice, We reserve the right to amend the Terms at any time without prior notice to You. All changes shall take effect immediately and an updated version of the Terms shall be published on Our website. If You do not agree to any amendment, then You should stop using the Service immediately. Any such changes shall not affect unsettled and/or outstanding Transactions, unless arising out of or in connection with matters related to our obligations regarding compliance, risk, illegality, or pursuant to an order from a regulatory or judicial authority with competent jurisdiction.

3.	Risks

3.1. Cryptocurrencies such as Bitcoin and Ethereum are not currently classified as a type of regulated financial instrument under the current UK or European regulatory frameworks (including MiFID II). This means that the Service and Related Services are not governed by the same rules and regulations that apply to similar services relating to other products, for example, You will not therefore benefit from the statutory client money protections available to clients receiving regulated investment services, including access to the Financial Services Compensation Scheme and the Financial Ombudsman for dispute resolution. The FCA client money regime, as set out in the FCA’s Client Asset Sourcebook, will also not apply to our provision of the Services to You.

3.2. The risk of loss in trading or holding Cryptocurrency can be high. The price of a given Cryptocurrency can vary greatly in a very short space of time. Many Cryptocurrencies are not backed by any asset, commodity or central bank. You should ensure that You fully understand these risks and You may therefore wish to take legal or financial advice before using the Service or placing any order.

3.3. You accept the inherent security risks of providing information and dealing online over the Internet and agree that We have no liability or responsibility for any breach of security unless it is due to our gross negligence.

4.	Users

4.1. You must set up and maintain an account to use the Service and submit orders (an “Account”). Your eligibility to use the Service will be assessed on a case-by-case basis and may depend on the country where You reside. Enigma reserves the right to refuse to allow You to establish an account or use the Service for any reason at its absolute discretion.

4.2. You represent and warrant that Your use of the Service, and Your entry into each Transaction to which You become a party complies with applicable law and regulation in Your jurisdiction, including but not limited to: (i) legal capacity and any other applicable legal requirements in Your jurisdiction for trading Cryptocurrency and using the Service, (ii) any foreign exchange or regulatory restrictions applicable to Your use of the Service, and (iii) the receipt of any governmental or other consents (or exemptions) that You may need to be obtain prior to Your use of the Service.

4.3. Nothing in these Terms shall be deemed, nor shall cause, You and Enigma to be treated as partners or joint ventures.

https://enigma-securities.io/tob/enigma-securities-ltd	2/18

Terms of Business - Enigma Securities Limited - Enigma

5.	The Service

5.1. We will process Your orders in relation to Crypto at our absolute discretion. In order to provide the Service, Enigma may rely on data and prices of third party exchanges and/or arrange for orders to be executed with or through an unaffiliated third party (the “Related Services”). You acknowledge and understand that Enigma has no responsibility or liability for the provision of the Related Services which, whether provided by an affiliate or otherwise, are outside the scope of the Terms. Any authority granted by You to Enigma shall extend to the providers of the Related Services, where applicable.

5.2 The Service includes Crypto exchange services (namely the buying and selling of Crypto). Enigma shall not, nor is it under any obligation to, provide You with any advice in relation to the merits or suitability of any Transaction and You are required to rely on Your own judgement before submitting any order to Us.

6.	Orders

6.1. You must submit all orders in accordance with these Terms and/or the Enigma Website if applicable. You acknowledge that We reserve the right to decline any order for any reason (including Your breach of the Terms, inadequate funds in Your Account, or market conditions).

6.2. If, following acceptance but before execution of Your order, an event takes place which, in Our reasonable opinion, means it is no longer reasonable to execute such order (for example regulatory action, change in law or following the request of an applicable third-party exchange), You acknowledge that We may cancel Your order without any liability to You (and update Your account balance accordingly).

6.3. Irrespective of the time at which (or medium by which) You place an order, You agree to pay or receive the price at the time the associated Transaction is executed. You acknowledge and understand that the nature of the Crypto market means that the price at which Your Transaction is executed may vary significantly from the price quoted at the time of Your order. Enigma is not liable for any such price fluctuations. The Service is independent of any exchanges, and We are under no obligation to quote or refer to a particular price or index.

https://enigma-securities.io/tob/enigma-securities-ltd	3/18

Terms of Business - Enigma Securities Limited - Enigma

6.4. We will use our reasonable endeavours to act upon any request to cancel or amend an order, before it is confirmed. You acknowledge and agree that if We are unable to cancel or amend an order before it is confirmed, You will be bound by the resultant You agree to accept the price in which Transactions are executed as final and binding.

6.5. You acknowledge and understand that all Transactions are entered into on a matched principal basis and Enigma owes You no fiduciary duty in the course of providing the Service. For the avoidance of doubt, nothing in these Terms shall preclude Enigma (or any other party approved by Enigma at Our absolute discretion) from acting as a market maker (“Market Making Activity”). Any terms, conditions, agreements or rules in relation to Market Making Activity shall be provided separately.

7.	Funds

7.1. Enigma’s fund settlement process operates on either a same day (T+0) or delayed settlement basis. All purchase orders to buy Crypto must be paid for with an amount of fiat currency equal to the relevant purchase price plus any associated fees transmitted to and received by our relevant account(s). For all sell orders to dispose of Crypto: (i) the associated amount of Crypto; and (ii) an amount of fiat currency equal to the associated fee, must be transmitted to and received by our relevant accounts. Failure to conclude that will result in the rejection of future orders. A list of fiat currencies We accept is available on Our website (“Accepted Currency”) or will be communicated to You in due course. If You attempt to make a payment in any currency other than an Accepted Currency, then such payment may be rejected.

7.2. It is Your responsibility to ensure that You hold sufficient cleared funds and Crypto (when applicable) in your bank account and Crypto wallet to satisfy the settlement of any Transaction. The Service does not include the provision of margin.

https://enigma-securities.io/tob/enigma-securities-ltd	4/18

Terms of Business - Enigma Securities Limited - Enigma

8.	Price

8.1. You acknowledge and understand that when You enter into a Transaction via the Service, the fee for the Transaction will be a fee determined by Us, taking into account market conditions. Such price may include a spread (the “Spread”) as against the price at which we purchased the Crypto. You acknowledge and understand that the size of the Spread can vary dependent on market conditions.

8.2. You also acknowledge that any third-party fees, such as conversion charges and/or card processing fees, will be passed on to You (“Third Party Fees” and together with the Spread, the “Fees”).

9.	Cash/Crypto Transmission

9.1. We will establish and maintain one or more bank accounts or digital wallets for accepted fiat currency or Crypto to be transmitted to us by You prior to an Order being executed. You acknowledge and accept that once transmitted, the funds or Crypto will be held in Our account in Our name.

9.2. You acknowledge and understand that: (i) Your funds or Crypto will therefore be held in the same bank account or digital wallet as Enigma’s own funds or Crypto; (ii) the rules and regulations of the FCA’s Client Asset Sourcebook do not apply to You and/or Your use of the Service and Related Services and therefore You may not benefit from the FCA client money regime for the protection of Your funds or Crypto post transmission to Our account; (iii) the transfer of funds or Crypto from You to Us is solely referable to Your purchase of Crypto or Our purchase of Your Crypto and is not therefore a deposit as defined under the FCA In the event of our insolvency, in respect of fiat currency, You will rank as an unsecured creditor of ours for return of such funds if such entitlement arises under the relevant insolvency laws of England; and (iv) in the event of insolvency in relation to the Third Party Account Provider, Enigma may only have an unsecured debt claim against the Third Party Account Provider on Your behalf if such entitlement arises under the relevant insolvency laws of England. Enigma does not accept any liability for losses resulting from its insolvency or the insolvency of a Third-Party Account Provider. Your claim in respect of Crypto if such a claim arises following the insolvency of the Enigma Wallet holder may be limited to an unsecured debt claim, and the Crypto or cash sum You receive in respect of Your Crypto may be insufficient to satisfy Your Account balance.

https://enigma-securities.io/tob/enigma-securities-ltd	5/18

Terms of Business - Enigma Securities Limited - Enigma

9.3. In respect of the transfer of the funds, we will aim to credit Your Account with the corresponding amount of Crypto (provided the terms of your Order have been accepted by Us) within 1 business day of receipt of the relevant Order. In respect of withdrawals, we will debit Your Account with the corresponding amount of fiat currency following Your authorisation. The corresponding funds will then settle to Your bank account within 3 business days. We are not responsible for any delay in the settlement of a Transaction resulting from circumstances beyond our control, including any third-party systems failure.

9.4. You acknowledge and understand that the Crypto Which Enigma supports may change from time to time.

9.5. You will not be entitled to interest in respect of any funds or Crypto held by Us, a Third-Party Account Provider or an Enigma Wallet holder.

9.6. As described above, Your money and Cryptocurrency will not be segregated. Consequently, If We or a Third- Party Account Provider become insolvent, there may be delays in identifying individual assets, increasing the risk of loss.

10. Tax

It is Your sole responsibility to determine whether and to what extent any taxes apply to the Transactions and, if applicable to report and remit the correct payment to the appropriate tax authorities. Enigma does not and will not provide any advice with respect to the tax implications of Your entry into Transactions.

https://enigma-securities.io/tob/enigma-securities-ltd	6/18

Terms of Business - Enigma Securities Limited - Enigma

11.	Delivery

Following the execution of a Transaction, delivery will occur on Enigma’s records and Your Account balance will be updated accordingly.

12.	Security

12.1. You shall be solely responsible for controlling and monitoring the use of the password to Your Account, and shall not permit any person to provide Your password, to any third party. You acknowledge and agree that You shall be bound by any actions taken through the use of Your Account including all orders and the resulting Transactions or other arrangements, as applicable, whether or not such actions were authorised by You. We accept no liability for any loss that You may sustain due to compromise of Your password and/or Account that did not arise directly as a result of Our loss or negligence. If You believe Your Account has been compromised, You should contact us immediately at info@enigma-securities.io.

12.2. By registering an Account, You agree to be bound by and to indemnify and hold Enigma harmless for any and all actions taken by, or omissions of, individuals using an instruction to transfer Crypto to a digital wallet (a “Wallet”).

13.	Information Provided

13.1. Any information provided to You via Our website or otherwise shall not constitute investment advice. You may use this information for the purposes of the Service only, and shall not disseminate or reproduce such information. You acknowledge that the information in any price quoted or referenced on the website, as applicable, may be different from the execution price of the Transaction. Enigma does not recommend that any Crypto should be bought, sold, acquired or held by You and will not be held responsible for any decision you make in this regard based on the information provided by Enigma.

https://enigma-securities.io/tob/enigma-securities-ltd	7/18

Terms of Business - Enigma Securities Limited - Enigma

13.2. Enigma does not provide investment, tax, or legal advice, and you are solely responsible for assessing whether any transaction you enter into via Our Service is appropriate for you based on your objectives, financial circumstances and risk tolerance.

13.3. We provide the Service on an “as-is” basis to facilitate the submission of orders and execution of Transactions and any reasonably related activity (the “Permitted Purpose”).

14.	Your Warranties

14.1. You hereby represent and warrant that:

14.1.1. You have the right, power, and ability to enter into and perform under the Terms;

14.1.2. In all material respects You are and have been in compliance with the laws of the United Kingdom and any other jurisdiction where You carry on business including any anti-money laundering laws or any anti bribery and corruption laws and will remain in compliance with all such laws for as long as You are party to the Terms;

14.1.3. You have not taken and will not take any actions in furtherance of an offer, payment, promise to pay or authorisation of the payment or giving of, or a request or acceptance of, money, Crypto or anything else of value, to or by any other person (whether or not a government official) while knowing that all or any portion of the money or value offered, given or promised to such other person is for the purpose of securing the improper performance of that person’s function or the misuse of that person’s position; and

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Terms of Business - Enigma Securities Limited - Enigma

14.1.4. In the event that You authorise Enigma to transfer Crypto to a Wallet, whether hosted by You or a third party, such Wallet is beneficially owned by

14.2. In connection with the foregoing representations and warranties, You further agree as follows:

14.2.1. You shall indemnify, defend and hold Enigma harmless for any and all direct claims, losses or damages arising from or related to any breach of the foregoing representations and warranties. In no circumstance, shall You have liability for losses suffered by Enigma or any third party for any special or consequential damage, loss of profits, loss of goodwill or loss of business opportunity arising under or in connection with this Agreement, whether arising out of negligence, breach of contract, misrepresentation or otherwise; and

14.2.2. Enigma may terminate Your Account immediately upon written notice in the event that it concludes, in its reasonable opinion, that You have materially breached any representation or warranty under this Agreement.

15.	No Warranty

15.1. The Services are provided on an “as is” and “as available” To the maximum extent permitted by applicable law, we specifically disclaim any implied warranties of title, merchantability, fitness for a particular purpose and/or non-infringement. We do not make any representations or warranties that access to any part of the Services will be uninterrupted or error-free.

15.2. Neither Enigma nor its affiliates gives any express or implied warranties or representations (including warranties of satisfactory quality and fitness) relating to: (i) any third party systems or protocols used to support the Service; (ii) the long-term value of any Crypto; (iii) the liquidity of any Crypto market or exchange; (iv) the accuracy or timeliness of historical Crypto price data made available to You by one of Our brokers; (v) the amount of time needed to execute a Transaction following an order (which is dependent on factors outside of Our control); (vi) the immutability or security of blockchain or underlying software underpinning any Crypto or any digital wallet (including the Enigma Wallet) associated with the Service (together, the “Technology”); or (vii) the freedom of the Technology from any errors, viruses or disruption.

16.	Limitation of Liability

Enigma shall not be liable to You or any person for any losses, liabilities, damages, claims, costs or expenses arising from: (i) the performance of any Related Services; (ii) any non-material delay in the execution of a Transaction; or (iii) the occurrence of any event described in Clause 17, above (except where such an event was caused by Our negligence, fraud or wilful default). Without limitation to the above, in relation to each claim You may bring against Enigma, in no event shall Enigma be liable for any amount greater than the value of the Crypto and fiat currency that is credited to, (or where applicable, ought to have been credited to) Your Account at the time of any alleged loss or claim.

In no event shall You be liable for any amount greater than the value of the Crypto and ﬁat currency that is credited to, (or where applicable, ought to have been credited to) Your Account at the time of any alleged loss or claim.

https://enigma-securities.io/tob/enigma-securities-ltd	9/18

Terms of Business - Enigma Securities Limited - Enigma

17.	Termination

We may, at Our sole discretion: (i) close Your Account for any reason by giving seven (7) days’ written notice or (ii) with or without prior notice suspend or terminate the Service (or any part of the Service) without liability to You.

You may, at Your sole discretion close Your Account for any reason by giving seven (7) days’ written notice.

If Your Account is in credit on the date of termination (howsoever occurring), We will aim to transfer the funds and/or Crypto to Your bank account or Crypto wallet (as applicable) within 3 working days minus any Fees or payments that are due to Us.

18.	Supplemental Terms

If You have agreed to use Connectivity or a Trading Platform (both as defined in Appendix 1), the terms of Appendix 1 will also apply.

19.	Governing Law

These Terms are governed by and construed in accordance with the law of England and Wales. The courts of England and Wales will have exclusive jurisdiction to adjudicate any dispute arising under or in connection with these Terms.

Appendix 1

Electronic Connectivity and Trading Platform Facilities

A1 Access and use: We may permit You to place transaction orders in cryptocurrencies and derivatives thereof (including foreign exchange) with us by direct electronic communication to us through an electronic system (“Connectivity”). We may also provide You with electronic access to a facility to enable You to execute Crypto transactions electronically through us (the “Trading Platform”) which includes all related software and accompanying documentation. Your right to use Connectivity or the Trading Platform and any ﬁnancial data, market and business information provided on or through Connectivity at the Trading Platform (“Information”) is limited to use for the purpose of receiving and viewing Information for the transmission and execution of transaction orders. We may amend the terms of this Appendix 1 with respect to the addition of a financial instrument or an execution issue to our Connectivity or Trading Platform services.

The parties shall not enter into any derivatives transactions.

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Terms of Business - Enigma Securities Limited - Enigma

A.2 Licence: Connectivity and the Trading Platform are owned by us (and/or an affiliated entity) or third parties that licence their use to us (and/or an affiliated entity). You acknowledge and agree that Connectivity and the Trading Platform are the exclusive property of ours and/or the Licensors, and that the Information is the exclusive property of the Company and/or the Licensors or such licensor’s third party vendors or their suppliers, and we the Licensor and such third party vendors and their suppliers retain all proprietary right, title, and interest, including, without limitation, copyright, in the Information. We grant You a personal, limited, revocable, non-exclusive, non-transferable licence to access and use Connectivity and the Trading Platform under the terms of this Appendix 1. You shall not copy, license, sell, transfer, make available Connectivity or the Trading Platform or information to any other person. You shall not remove or alter any copyright notice or other proprietary or restrictive notice contained in Connectivity, the Trading Platform or Information.

A.3 Access responsibility: You are responsible for obtaining and maintaining, at Your cost, the necessary computer equipment and internet access required to enable You to access and use the Connectivity, the Trading Platform and Information. You are responsible for any equipment, software or internet access provided by a third party which You require to access and use Connectivity and the Trading Platform. You acknowledge and agree that we (and affiliated entities) are not responsible for any Connectivity or Trading Platform interface applications with third parties such as execution venues, information vendors and other investment firms such as derivative exchange execution and clearing brokers.

A.4 Information changes: Certain Information may be provided by third parties. If any of the Information ceases to be furnished by any third party vendors in a manner which is compatible with Connectivity or the Trading Platform, we may remove as much Information as is affected, without advance notice, without incurring any liability to You, and without any change to any of Your payment or other obligations. Further, we may modify, amend, alter, update, supplement or replace Connectivity or the Trading Platform software (which, among other things, determines the functionality and appearance of some or all of the Connectivity or Trading Platform features) from time to time, in whole or in part, without any notice (except for material changes to functionality as reasonably practical), without incurring any liability to You, and without any change to any of Your payment or other obligations. You acknowledge and agree that Your use of Connectivity or the Trading Platform after any modification, amendment, alteration, update, supplement or replacement shall constitute Your acceptance of such modification, amendment, alteration, update, supplement or replacement. We agree that the collection, use, and disclosure of your personal information will only be processed in accordance with our Privacy Policy which is accessible here: Privacy Policy – Enigma (enigma-securities.io).

A.5 Security: You shall keep any user name, password or access code (referred to in this Appendix 1 as “User Codes”) provided to You for Connectivity or access to the Trading Platform confidential and secure. You shall be responsible for the safeguarding and security of Your User Codes. You shall be solely responsible for all orders and transactions arising from any person’s Connectivity use or access to the Trading Platform using Your User Codes notwithstanding any lack of our access controls or the failure of any access controls we may have implemented. You shall notify us immediately and in writing in the event of (i) any loss or theft of part or all of the User Codes; or (ii) any actual or suspected unauthorised use of the User Codes; or (iii) any actual or suspected breach of security or confidentiality of the User Codes. You shall maintain with respect to Connectivity and the Trading Platform adequate systems and controls to ensure that (i) use is only by authorised personnel; (ii) order accuracy, order size, compliance with credit and order limits is checked and validated; and (iii) order direction, order duplication and order retransmission errors do not occur. You will ensure that no computer viruses, worms or similar items are introduced through Connectivity to our computer systems and networks or to the Trading Platform. You will be responsible for the installation and proper use of any virus detection software which we may require.

https://enigma-securities.io/tob/enigma-securities-ltd	11/18

Terms of Business - Enigma Securities Limited - Enigma

A.6 System risk: Connectivity the Trading Platform and Information is provided “as is”. The entire risk as to the quality and performance of Connectivity or the Trading Platform or Information and any third party related goods and services is with You. We (or affiliated entities) make no warranties (express or implied), representations, or guarantees as to merchantability, fitness for any particular purpose, performance, service continuity, absence of interruptions or errors or otherwise with respect to Connectivity or the Trading Platform or Information. Neither we nor our affiliated entities nor licensors, third party vendors or suppliers of Connectivity, the Trading Platform or Information, shall have any obligation or liability to maintain Connectivity, the Trading Platform or Information or to supply any corrections, updates or releases. We reserve the right, in our absolute discretion and without prior notice, to reject cancel or refuse to display or seek execution of any order for any reason. We may at any time and in our absolute discretion impose and vary limits and conditions upon the placement of orders using Connectivity or the Trading Platform including limits on size, order types and execution venues and conditions concerning collateral requirements.

A.7 No execution guarantee: You acknowledge and agree that Connectivity or Trading Platform order entry does not guarantee order execution. We will not be responsible for any execution of orders that are not received by reason of Connectivity or Trading Platform malfunction or otherwise. When You use Connectivity or the Trading Platform, unless You have received an electronic order acknowledgement, Your order will be deemed not to have been received. In the event You dispute or deny knowledge of any order which has been electronically acknowledged we will in either case be entitled immediately to liquidate or otherwise offset the position in the relevant investment or financial instrument without prejudice to such other rights we may have under this Appendix 1. Execution venues may reject or cancel Your transaction orders for which we accept no responsibility. You acknowledge that: (1) orders may be delayed for many reasons and the price of a security at the time of order entry may not be the same as the price of such security at the time such order is executed; and (2) cancellation of orders may not be possible prior to execution, even if the cancellation order is received prior to the time at which the order was to be executed.

A.8 System compliance training: You shall provide Your employees that use the Connectivity or Trading Platform with adequate information and training upon (i) the terms of this Appendix 1; and (ii) execution venue rules which we or our affiliated entities are subject and which You must also comply to ensure there is no breach of such rules by us or an affiliated entity. With respect to Connectivity or Trading Platform use for transactions on regulated markets, multilateral trading facilities or exchanges You shall neither engage in, nor facilitate, nor fail to take reasonable steps to prevent:

●	any action or any course of conduct that has the effect, or may be expected to have the effect, of artificially and/or abnormally moving the price or value of any cryptocurrency, or securities admitted to the regulated market or exchange, or any instrument underlying such cryptocurrency or securities or the level of any index of which such cryptocurrency or securities are a component;

●	entering artificial orders or otherwise entering into or causing any artificial transaction;

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Terms of Business - Enigma Securities Limited - Enigma

●	reporting a fictitious transaction or any other false data to the regulated market, exchange or other competent authority or causing such data to be input into any of their systems;

●	any action or any course of conduct that creates or may reasonably be expected to create any false or misleading impression as to the market in, or price or value of, any cryptocurrency, securities or related financial instruments;

●	any other action or any other course of conduct that may damage the integrity and the transparency of the regulated market or exchange; or

●	agreeing or acting in concert with, or providing any assistance to, any person with a view to or in connection with any action or course of conduct referred to in paragraphs (a) to (f) inclusive.

A.10 System misuse: You shall not use the Connectivity or Trading Platform for orders or transactions for or in connection with any activity which may constitute a fraudulent or illegal purpose or market abuse or otherwise use the Connectivity or Trading Platform in contravention of any applicable law and regulatory provisions. For the purposed of this Appendix 1 “market abuse” means behaviour in relation to investments which involves insider dealing, market manipulation or market distortion in breach of applicable laws or regulatory provisions. You undertake to familiarise Yourself and comply with any applicable law and regulatory provisions concerning the short sale of securities if You seek to execute a short sale transaction and You will ensure that Your use of the Connectivity or the Trading Platform will not result in a breach by us (or any affiliated entity) of any applicable law and regulatory provisions concerning the short sale of securities or any terms of this Appendix 1 concerning short sale orders or transactions.

A.11 Order entry error: If an order entry is made using the Connectivity or Trading Platform by mistake or does not reflect the intended transaction (an “erroneous order”) then You shall be responsible for amending or cancelling such orders as necessary and for closing any resultant positions subject to our rights in this Appendix

A.12 Pre-execution controls: We reserve the right to limit Your use of Connectivity and the Trading Platform and apply pre-execution trading controls as may be appropriate to preserve compliance with applicable laws or regulations or this Appendix 1 or any other trading limits or redirection which may be notified to You. With respect to the use of Connectivity or the Trading Platform we shall have the right to reject or cancel orders or enter off-setting orders or restrict Your ability to enter further orders in the event You act in breach of the terms concerning Connectivity or the Trading Platform in this Appendix Connectivity or the Trading Platform, Your access thereto and any information, service feature or function provided by means of Connectivity or the Trading Platform may be changed, limited, suspended, discontinued or terminated by us at any time without notice or liability.

https://enigma-securities.io/tob/enigma-securities-ltd	13/18

Terms of Business - Enigma Securities Limited - Enigma

A.13 Disclaimer: Neither ourselves nor any affiliated entity (nor any director, officer or employee thereof) shall have any liability to You or any third party for any consequential losses, expenses, costs, claims, damages (including punitive, special or exemplary damages) or for any account of profits or other restitutionary relief of any kind whatsoever arising from or incidental to the provision of access to or use of Connectivity or the Trading Platform or Information (including any failure to provide access to Connectivity or the Trading Platform or any operational failure of Connectivity or the Trading Platform.

A.14 Indemnity: You shall indemnify and hold us and any affiliated entity harmless (and our respective employees, officers, directors and agents) from and against any and all claims, demands, legal actions or proceedings and all liabilities, damages, losses, expenses and costs (including legal and accounting fees and expenses) (collectively “Losses”) arising out of or incidental to Your use of, or access to, Connectivity or the Trading Platform or any associated third party services or equipment provided under the terms of this Appendix 1 except to the extent that any such Losses, as finally determined by a Court of competent jurisdiction, were caused solely and directly by dishonest or wilful misconduct of us or any affiliated entity.

A.15 Third party software: To the extent that You are using Connectivity or the Trading Platform in conjunction with a third party software (including, but not limited to, an algorithm), we expressly disclaim liability for any Losses arising from such third party software. This disclaimer is without prejudice to any other provision of the Terms or Appendix 1.

https://enigma-securities.io/tob/enigma-securities-ltd	14/18

Terms of Business - Enigma Securities Limited - Enigma

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Enigma Securities Ltd. is an FCA registered Cryptoasset business (930442) and an Appointed Representative of Makor Securities London Ltd. which is authorised and regulated by the Financial Conduct Authority (625054).

This website is intended solely for Investment Professionals (i.e. persons having professional experience in matters relating to investments) within the meaning of Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended).

Enigma’s products and services are reserved for Investment Professionals exclusively. Any person who is not an Investment Professional, i.e. does not have professional experience in matters relating to investments, should not rely on this website.

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ELECTRONIC RECORD AND SIGNATURE DISCLOSURE

From time to time, HASHDEX TECHNOLOGY LTDA. (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through the DocuSign system. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to this Electronic Record and Signature Disclosure (ERSD), please confirm your agreement by selecting the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system.

Getting paper copies

At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print documents we send to you through the DocuSign system during and immediately after the signing session and, if you elect to create a DocuSign account, you may access the documents for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents from our office to you, you will be charged a

$0.00 per-page fee. You may request delivery of such paper copies from us by following the procedure described below.

Withdrawing your consent

If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below.

Consequences of changing your mind

If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. Further, you will no longer be able to use the DocuSign system to receive required notices and consents electronically from us or to sign electronically documents from us.

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All notices and disclosures will be sent to you electronically

Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through the DocuSign system all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us.

How to contact HASHDEX TECHNOLOGY LTDA.:

You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows:

To contact us by email send messages to: docusign@hashdex.com

To advise HASHDEX TECHNOLOGY LTDA. of your new email address

To let us know of a change in your email address where we should send notices and disclosures electronically to you, you must send an email message to us at docusign@hashdex.com and in the body of such request you must state: your previous email address, your new email address. We do not require any other information from you to change your email address.

If you created a DocuSign account, you may update it with your new email address through your account preferences.

To request paper copies from HASHDEX TECHNOLOGY LTDA.

To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an email to docusign@hashdex.com and in the body of such request you must state your email address, full name, mailing address, and telephone number. We will bill you for any fees at that time, if any.

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To withdraw your consent with HASHDEX TECHNOLOGY LTDA.

To inform us that you no longer wish to receive future notices and disclosures in electronic format you may:

i. decline to sign a document from within your signing session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may;

ii. send us an email to docusign@hashdex.com and in the body of such request you must state your email, full name, mailing address, and telephone number. We do not need any other information from you to withdraw consent.. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process..

Required hardware and software

The minimum system requirements for using the DocuSign system may change over time. The current system requirements are found here: https://support.docusign.com/guides/signer-guide-signing-system-requirements.

Acknowledging your access and consent to receive and sign documents electronically

To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please confirm that you have read this ERSD, and (i) that you are able to print on paper or electronically save this ERSD for your future reference and access; or (ii) that you are able to email this ERSD to an email address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format as described herein, then select the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system.

By selecting the check-box next to ‘I agree to use electronic records and signatures’, you confirm that:

●	You can access and read this Electronic Record and Signature Disclosure; and

●	You can print on paper this Electronic Record and Signature Disclosure, or save or send this Electronic Record and Disclosure to a location where you can print it, for future reference and access; and

●	Until or unless you notify HASHDEX TECHNOLOGY LTDA. as described above, you consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you by HASHDEX TECHNOLOGY LTDA. during the course of your relationship with HASHDEX TECHNOLOGY LTDA..

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